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                                                                     EXHIBIT 5.1

                                                           Advocaten
                                                           Notarissen
                                                           Belastingadviseurs

ING Groep N.V.
Amstelveenseweg 500                                        Tripolis
1081 KL AMSTERDAM                                          Burgerweeshuispad 301
                                                           P.O. Box 75084
                                                           1070 AB Amsterdam

                                                           T +31 20 577 1771
                                                           F +31 20 577 1775


Date 16 September 2005:                F.M. Schlingmann
                                       Advocaat
                                       E francine.schlingmann@debrauw.com

Our ref. \083\20270652\l001-229.doc\bdn

Re. ING GROEP N.V. - REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 OF CERTAIN DEBT SECURITIES BY ING GROEP N.V. (AS REGISTRANT) WITH THE SECURITIES AND EXCHANGE COMMISSION OF THE UNITED STATES OF AMERICA

Dear Messieurs and Mesdames,

1.    INTRODUCTION

      I have acted, in the name of De Brauw Blackstone Westbroek N.V., as Dutch legal counsel to ING Groep N.V. (the "COMPANY"), a company incorporated under the law of the Netherlands, with corporate seat in Amsterdam, the Netherlands, in connection with the registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") on Form F-3 with the Securities and Exchange Commission of the United States of America ("SEC") (the "REGISTRATION STATEMENT") on the date hereof pursuant to Rule 462(b) under the Securities Act of Debt Securities of (up to) USD120,000,000 aggregate principal amount of Debt Securities, as specified in such Registration Statement.

2.    DUTCH LAW

      This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (included all terms used in it) will be

De Brauw Blackstone Westbroek N.V., The Hague, is registered with the trade register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction ("overeenkomst van opdracht") with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in The Hague and contain a limitation of liability. Client account notaries ING Bank no. 69.32.13.876.

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      construed in accordance with, Dutch law.

3.    SCOPE OF INQUIRY

      For the purpose of rendering this opinion, I have examined the following documents:

      (i) a faxed copy of a copy of the deed of incorporation of the Company and the text of the articles of association of the Company, as most recently amended, according to the Company Extract referred to below by deed of amendment effective as from July 7, 2004 (the "COMPANY ARTICLES OF ASSOCIATION"), both as filed with the Chamber of Commerce and Industry in Amsterdam (the "CHAMBER OF COMMERCE");

      (ii) a faxed copy of an extract, dated September 15, 2005, from the trade register with information regarding the Company (the "COMPANY EXTRACT") provided by the Chamber of Commerce and confirmed to me by telephone by the Chamber of Commerce to be unchanged in all respects material for rendering this opinion on the date hereof;

      (iii) an executed copy of a subordinated debt indenture, dated as of July 18, 2002, between the Company and The Bank of New York as Trustee (the "ORIGINAL SUBORDINATED INDENTURE");

      and such other documents as I have deemed necessary to enable me to render this opinion.

      My examination has been limited solely to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4.    ASSUMPTIONS

      For the purpose of rendering this opinion, I have made the following assumptions:

      (i) all copy documents conform to the originals and all originals are genuine and complete;

      (ii) each signature is the genuine signature of the individual concerned; and

      (iii) the Original Subordinated Indenture has been executed and delivered by persons authorized to do so under the articles of association of the Company as in force at the time of such execution and delivery or by a duly authorized attorney-in-fact of the Company.

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5.    OPINION

      Based upon the foregoing (including the documents listed above and the assumptions set out above) and subject to any facts, circumstances, events or documents not disclosed to me in the course of my examination referred to above, I am, at the date hereof, of the following opinion:

      1. The Company has been duly incorporated and is validly existing as a legal entity in the form of a public company with limited liability (naamloze vennootschap) under Dutch law.

      2. The Company had full corporate power and authority to execute and deliver the Original Subordinated Indenture.

      3. The Original Subordinated Indenture has been duly executed and delivered by the Company.

6.    RELIANCE

      This opinion is solely for the purpose of the registration of the Debt Securities with the SEC pursuant to the Registration Statement. This opinion may be transmitted to and relied upon by Sullivan & Cromwell LLP, United States legal counsel to the Company, in its opinion to be filed as an Exhibit to the Registration Statement to be filed with the SEC.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement to be filed with the SEC, and to the reference to De Brauw Blackstone Westbroek N.V. under the heading "Validity of the Securities" in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the SEC promulgated thereunder

Very truly yours,

/s/ F.M. Schlingmann
--------------------
F.M. Schlingmann
for De Brauw Blackstone Westbroek N.V.

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